UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2022

Cornerstone Building Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

5020 Weston Parkway, Suite 400 Cary, NC 27513
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (866) 419-0042

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $0.01 par value per share	CNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 7.01.	Regulation FD Disclosure.

As previously announced, on March 5, 2022, Cornerstone Building Brands, Inc. (the “Company”, “we”, “us” or “our”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Camelot Return Intermediate Holdings, LLC (“Parent”), Camelot Return Merger Sub, Inc. (“Merger Sub”) and the Company. Parent and Merger Sub are subsidiaries of investment funds managed by Clayton, Dubilier & Rice, LLC (“CD&R”). Upon the terms and subject to the conditions set forth in the Merger Agreement, among other things, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger. As a result of the Merger, the Company will cease to be a publicly traded company, and investment funds managed by CD&R will become the indirect owner of all of the Company’s outstanding shares of common stock that it does not already own. In connection with CD&R’s efforts to obtain debt financing to fund a portion of the amount necessary to complete the Merger and pay related fees in connection with the Merger and related transactions, the Company is presenting the following information to prospective lenders:

Unrealized Cost Savings & Synergies

•	The Company believes that significant potential savings remain from recently closed acquisitions, including Union Corrugating Company Holdings, Inc., Cascade Windows and Prime Window Systems. The Company estimates there are approximately $31 million in synergies that it anticipates can be realized over the next 18 months. The unrealized synergies consist of $21 million in procurement savings and $10 million in manufacturing, freight and logistics savings.
•	The Company has further identified $84 million in potential unrealized cost savings from cost-out and productivity projects recently completed or planned over the course of 2022 that it anticipates can be realized over the next 18 months. These potential cost savings include approximately $62 million in manufacturing improvements, $12 million in freight and logistics savings, and $10 million in procurement savings.
•	As disclosed in the Company’s Definitive Proxy Statement filed on May 24, 2022 (the “Proxy Statement”), these potential costs savings were reflected in the January 3 Projections, as updated by the February 3 Projections (as each such term is defined in the Proxy Statement).

Impact of Coaters Divestiture

•	The anticipated divestiture of our metal coil coatings business (“Coaters Divestiture”), assuming it is completed, would have reduced the Company’s previously reported LTM pro forma adjusted EBITDA for Q1 2022 by $61 million.
•	After-tax proceeds from the Coaters Divestiture are expected to be approximately $404 million.

Quality of Earnings Benefit

•	In preparation for the Merger, an independent third party performed a quality of earnings analysis, which identified an additional $11 million of upward adjustments relative to the Company’s reported LTM pro forma adjusted EBITDA, primarily from the recognition of a discontinued product line, and the anticipated reduction in public company costs following the Merger.

The information furnished with this Current Report on Form 8-K constitutes only a portion of the presentation materials being utilized in the lender presentation and is summary information that should be considered in the context of the Company's filings with the Securities and Exchange Commission (“SEC”) and other public announcements that the Company may make by press release or otherwise from time to time. Such information speaks as of the date of this Current Report on Form 8-K. While the Company may elect to update the attached information in the future to reflect events and circumstances occurring or existing after the date of this current report, the Company specifically disclaims any obligation to do so, except as may be required by law.

The information in this Item 7.01 is furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except in the event that the Company expressly states that such information is to be considered filed under the Exchange Act or incorporates it by specific reference in such filing.

Certain statements and information in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate,” “guidance,” “plan,” “potential,” “expect,” “should,” “will,” “forecast,” “target” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts and estimates, and therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Such forward-looking statements may include, but are not limited to, statements concerning our ability to achieve potential costs savings and synergies, quality of earnings benefit and other performance expectations.

Among the factors that could cause actual results to differ materially include, but are not limited to, the consummation of CD&R’s acquisition of the Company and the proposed sale of the coil coatings business, including the timely receipt of stockholder and regulatory approvals (or any conditions, limitations or restrictions placed on such approvals); the effect of CD&R’s acquisition of the Company and the sale of the coil coatings business on our ability to maintain relationships with customers and other third parties, on management’s attention and other risks and uncertainties that may affect future results; industry cyclicality and seasonality and adverse weather conditions; challenging economic conditions affecting the residential, non-residential and repair and remodeling construction industries and markets; commodity price volatility and/or limited availability of raw materials, including steel, polyvinyl chloride (“PVC”) resin, glass, aluminum and natural gas due to supply chain disruptions; our ability to identify and develop relationships with a sufficient number of qualified suppliers and to mitigate risk in the event that a significant supplier experiences a significant production or supply chain interruption; the increasing difficulty of consumers and builders in obtaining credit or financing; an increase in the macroeconomic inflationary environment; our ability to successfully achieve price increases to offset cost increases; our ability to successfully implement operational efficiency initiatives; our ability to successfully integrate our acquired businesses; retention and replacement of key personnel; volatility in the U.S. and international economies and in the credit markets; the severity, duration and spread of the COVID-19 pandemic, the impact of Company and government actions taken in response and the resulting impact on supply chain and labor pressures; macroeconomic uncertainty and market volatility resulting from geopolitical concerns, including Russia’s invasion of Ukraine; the impairment of goodwill and/or intangible assets; our ability to successfully develop new products or improve existing products; enforcement and obsolescence of our intellectual property rights; costs related to compliance with, violations of or liabilities under environmental, health and safety laws; competitive activity and pricing pressure in our industry; our ability to complete and realize the anticipated benefits from strategic acquisitions and dispositions; our ability to fund operations, provide increased working capital necessary to support our strategy and acquisitions using available liquidity; our ability to carry out our restructuring plans and to fully realize the expected cost savings; global climate change, including compliance with new laws or regulations relating thereto; breaches of our information system security measures; damage to our computer infrastructure and software systems; necessary maintenance or replacements to our enterprise resource planning technologies; potential personal injury, property damage or product liability claims or other types of litigation, including stockholder litigation related to the proposed acquisition of the Company by CD&R; compliance with certain laws related to our international business operations; increases in labor costs, labor market pressures, potential labor disputes, union organizing activity and work stoppages at our facilities or the facilities of our suppliers; significant changes in factors and assumptions used to measure certain of our defined benefit plan obligations and the effect of actual investment returns on pension assets; the cost and difficulty associated with integrating and combining acquired businesses and achieving synergies; our ability to compete effectively against competitors with substitutable products; additional costs from new regulations which relate to the utilization or manufacturing of our products or services, including changes in building codes and standards; volatility of the Company’s stock price, substantial governance and other rights held by CD&R; the effect on our common stock price caused by transactions engaged in by CD&R, our directors or executives, our substantial indebtedness and our ability to incur substantially more indebtedness; limitations that our debt agreements place on our ability to engage in certain business and financial transactions; our ability to obtain financing on acceptable terms; exchange rate fluctuations; downgrades of our credit ratings and the effect of increased interest rates on our ability to service our debt. See also the “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 2, 2022 and the Annual Report for the year ended December 31, 2021 and other risks described in documents subsequently filed by the Company from time to time with the SEC, which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in these forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNERSTONE BUILDING BRANDS, INC.

Date: June 6, 2022	By:	/s/ Alena S. Brenner
Name: Alena S. Brenner
Title: Executive Vice President, General Counsel and Corporate Secretary

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